Exhibit 99.1

April 26, 2004	CONTACTS:	Investor Relations - Brenda J. Peters
	Phone:	713/759-3954
	Toll Free:	800/659-0059

Media Relations - Kathleen A. Sauvé
	Phone:	713/759-3635
	24-Hour:	704/382-8333

TEPPCO PARTNERS, L.P. REPORTS FIRST QUARTER RESULTS

HOUSTON – TEPPCO Partners, L.P. (NYSE:TPP) today reported net income for first quarter 2004 of $40.4 million, or $0.46 per unit, compared with net income of $33.9 million, or $0.43 per unit for first quarter 2003. Net income per Limited Partner and Class B units for 2004 reflects 9.2 million units issued subsequent to first quarter 2003, including 3.9 million units issued in April 2003 to repurchase the outstanding Class B units.

The weighted average number of units outstanding at first quarter 2004 was 63 million, compared with 57.7 million at first quarter 2003. Earnings before interest, taxes, depreciation and amortization (EBITDA) was $92.8 million for first quarter 2004, compared with $87 million in first quarter 2003.

“We are pleased with our overall results for the first quarter, with solid gains in both net income and EBITDA in comparison to the prior year quarter,” said Barry R. Pearl, president and chief executive officer of the general partner of TEPPCO. “Our upstream segment had a particularly strong quarter, primarily due to the benefits of our recent purchase of assets from Genesis Pipeline Texas, L.P. and increased volumes on Seaway Crude Pipeline.

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“Our downstream segment had strong revenues from both our refined products and propane businesses, which were essentially offset by higher pipeline integrity costs. Our midstream segment benefited from increased volumes on the Jonah Gas Gathering System, resulting from our recent Phase III expansion, offsetting the impact of reduced volumes on the Val Verde Gas Gathering System,” continued Pearl.

“We remain confident in achieving results within our previously stated EBITDA and earnings per unit ranges for 2004 of $340 million to $370 million and $1.55 to $1.85 per unit, respectively,” added Pearl.

OPERATING RESULTS BY BUSINESS SEGMENT

Upstream Segment

The upstream segment includes crude oil transportation, storage, gathering and marketing activities; and distribution of lubrication oils and specialty chemicals.

Operating income for the upstream segment was $10 million for first quarter 2004, compared with $3.6 million for first quarter 2003. Crude oil margins and operating revenues increased $5.5 million, primarily due to increased marketing volumes from the integration of the Genesis assets acquired in November 2003 into the South Texas System, a crude oil inventory settlement, and increased transportation volumes on the Basin System and at the Cushing, Okla., terminal. Operating expenses decreased $0.8 million due to lower environmental expenses and customer inventory imbalance settlements in 2003.

Equity earnings from the investment in Seaway Crude Pipeline were $6.9 million, compared with $5 million for first quarter 2003. The increase in equity earnings was due to increased long-haul volumes and gains on inventory sales. Long-haul volumes on

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Seaway averaged 232,000 barrels per day in the 2004 quarter, compared with 150,000 barrels per day in the 2003 quarter.

Midstream Segment

The midstream segment includes natural gas gathering services, and storage, transportation and fractionation of natural gas liquids (NGLs).

Operating income for the midstream segment was $18.2 million for first quarter 2004, compared with $18.4 million for first quarter 2003. The decrease was due to lower coal bed methane volumes on the Val Verde System and higher expenses for gas imbalances, labor and maintenance costs. These income decreases were partially offset by increased gathering and processing revenues resulting from the expansion of the Jonah System and construction of the Pioneer Plant, which were completed in fourth quarter 2003, and lower contract amortization expenses.

Downstream Segment

The downstream segment includes the transportation and storage of refined products, liquefied petroleum gases (LPGs) and petrochemicals.

Downstream operating income was $25.7 million for first quarter 2004, compared with $29.3 million for first quarter 2003. The decrease was due primarily to pipeline integrity management expense, an increase in depreciation expense and lower LPG volumes, partially offset by increased refined products transportation volumes and increased revenue from inventory fees.

The equity loss from unconsolidated investments totaled $1.3 million for both the first quarter 2004 and first quarter 2003. The equity loss from our ownership interest in Centennial Pipeline was $3.9 million in first quarter 2004, compared to $3.2 million in

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first quarter 2003, due to the acquisition of the additional 16.7 percent ownership interest in February 2003 and higher pipeline cleaning expenses, partially offset by increased transportation volumes. Equity earnings from our interest in Mont Belvieu Storage Partners, L.P., totaled $2.6 million in first quarter 2004, compared to $1.9 million in first quarter 2003. The increase was due to increased storage fees and lower operating expenses.

INTEREST EXPENSE

First quarter 2004 interest expense – net was $19.6 million, including capitalized interest of $0.9 million. Interest expense – net was $21.3 million for first quarter 2003, including capitalized interest of $0.6 million. The decrease in interest expense resulted from lower principal balances and lower expense on an interest rate swap in first quarter 2004.

NON-GAAP FINANCIAL MEASURES

The Financial Highlights table accompanying this earnings release and other disclosures herein include references to EBITDA, which may be viewed as a non-GAAP (Generally Accepted Accounting Principles) measure under the rules of the Securities and Exchange Commission (SEC). We define EBITDA as net income plus interest expense – net, depreciation and amortization, and a pro rata portion, based on our equity ownership, of the interest expense and depreciation and amortization of each of our joint ventures. We have included EBITDA as a supplemental disclosure because we believe EBITDA is used by our investors as a supplemental financial measure in the evaluation of our business. A reconciliation of EBITDA to net income is provided in the Financial Highlights table.

We believe EBITDA provides useful information regarding the performance of our assets without regard to financing methods, capital structures or historical costs basis.

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EBITDA should not be considered as an alternative to net income as an indicator of our operating performance or as a measure of liquidity, including as an alternative to cash flows from operating activities or other cash flow data calculated in accordance with GAAP. Our EBITDA may not be comparable to EBITDA of other entities because other entities may not calculate EBITDA in the same manner as we do.

Information in the accompanying Operating Data table includes margin of the upstream segment, which may be viewed as a non-GAAP financial measure under the rules of the SEC. Margin is calculated as revenues generated from the sale of crude oil and lubrication oil, and transportation of crude oil, less the costs of purchases of crude oil and lubrication oil. We believe margin is a more meaningful measure of financial performance than operating revenues and operating expenses due to the significant fluctuations in revenues and expenses caused by variations in the level of marketing activity and prices for products marketed. A reconciliation of margin to operating revenues and operating expenses is provided in the Operating Data table accompanying this earnings release.

TEPPCO will host a conference call related to earnings performance at 8 a.m. CT on Tuesday, April 27, 2004. Interested parties may listen via the Internet, live or on a replay basis at www.teppco.com or by dialing 800/659-8296. Please call in five to 10 minutes prior to the scheduled start time.

An audio replay of the conference call will also be available for seven days by dialing 800/252-6030. A replay and transcript will also be available by accessing the company’s Web site at www.teppco.com.

TEPPCO Partners, L.P. is a publicly traded master limited partnership, which conducts business through various subsidiary operating companies. TEPPCO owns and operates

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one of the largest common carrier pipelines of refined petroleum products and liquefied petroleum gases in the United States; owns and operates petrochemical and natural gas liquid pipelines; is engaged in crude oil transportation, storage, gathering and marketing; owns and operates natural gas gathering systems; and owns 50-percent interests in Seaway Crude Pipeline Company, Centennial Pipeline LLC, and Mont Belvieu Storage Partners, L.P., and an undivided ownership interest in the Basin Pipeline. Texas Eastern Products Pipeline Company, LLC, an indirect wholly owned subsidiary of Duke Energy Field Services, LLC, is the general partner of TEPPCO Partners, L.P. For more information, visit TEPPCO’s Web site at www.teppco.com.

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TEPPCO Partners, L. P.
FINANCIAL HIGHLIGHTS
(Unaudited - In Millions, Except Per Unit Amounts)

	Three Months Ended
	March 31,
	2004	2003
Operating Revenues:
Sales of petroleum products	$1,182.1	$976.0
Transportation - Refined Products	31.0	26.9
Transportation - LPGs	28.8	30.8
Transportation - Crude oil	9.7	6.9
Transportation - NGLs	10.0	9.9
Gathering - Natural Gas	34.5	34.3
Other	22.0	14.4

Total Operating Revenues	1,318.1	1,099.2

Costs and Expenses:
Purchases of petroleum products	1,167.3	962.8
Operating expenses - general and administrative	57.8	47.6
Operating fuel and power	11.3	10.2
Depreciation and amortization	27.8	27.3

Total Costs and Expenses	1,264.2	1,047.9

Operating Income	53.9	51.3

Interest expense - net	(19.6)	(21.3)
Equity earnings (1)	5.6	3.7
Other income - net	0.5	0.2

Net Income	$40.4	$33.9

Net Income Allocation:
Limited Partner Unitholders	$28.8	$23.0
General Partner	11.6	9.2
Class B Unitholder (2)	—	1.7

Total Net Income Allocated	$40.4	$33.9

Basic Net Income
Per Limited Partner and Class B Unit	$0.46	$0.43

Weighted Average Number of Limited Partner and Class B Units	63.0	57.7

(1) EBITDA
Net Income	$40.4	$33.9
Interest expense - net	19.6	21.3
Depreciation and amortization (D&A)	27.8	27.3
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A	5.0	4.5

Total EBITDA	$92.8	$87.0

(2)	Class B Units were repurchased and retired on April 8, 2003.

TEPPCO Partners, L.P.
BUSINESS SEGMENT DATA
(Unaudited - In Millions)

				Intersegment
Three Months Ended March 31, 2004	Downstream	Midstream	Upstream	Eliminations	Consolidated
Operating revenues	$74.8	$50.2	$1,194.5	$(1.4)	$1,318.1
Purchases of petroleum products	—	1.3	1,167.4	(1.4)	1,167.3
Operating expenses	40.0	15.0	14.1	—	69.1
Depreciation and amortization (D&A)	9.1	15.7	3.0	—	27.8

Operating Income	25.7	18.2	10.0	—	53.9
Equity (loss) earnings	(1.3)	—	6.9	—	5.6
Other - net	0.3	0.1	0.1	—	0.5

Income before interest	$24.7	$18.3	$17.0	$—	$60.0

Depreciation and amortization	9.1	15.7	3.0	—	27.8
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A	3.4	—	1.6	—	5.0

Total EBITDA	$37.2	$34.0	$21.6	$—	$92.8

Depreciation and amortization					(27.8)
Interest expense - net					(19.6)
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A					(5.0)

Net Income					$40.4

				Intersegment
Three Months Ended March 31, 2003	Downstream	Midstream	Upstream	Eliminations	Consolidated
Operating revenues	$67.9	$46.9	$985.4	$(1.0)	$1,099.2
Purchases of petroleum products	—	—	963.8	(1.0)	962.8
Operating expenses	31.5	11.4	14.9	—	57.8
Depreciation and amortization	7.1	17.1	3.1	—	27.3

Operating Income	29.3	18.4	3.6	—	51.3
Equity (loss) earnings	(1.3)	—	5.0	—	3.7
Other - net	—	—	0.2	—	0.2

Income before interest	$28.0	$18.4	$8.8	$—	$55.2

Depreciation and amortization	7.1	17.1	3.1	—	27.3
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A	2.9	—	1.6	—	4.5

Total EBITDA	$38.0	$35.5	$13.5	$—	$87.0

Depreciation and amortization					(27.3)
Interest expense - net					(21.3)
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A					(4.5)

Net Income					$33.9

TEPPCO Partners, L. P.
Condensed Statements of Cash Flows (Unaudited) (In Millions)

	Three Months Ended
	March 31,
	2004	2003
Cash Flows from Operating Activities
Net income	$40.4	$33.9
Depreciation, working capital and other	2.8	3.6

Net Cash Provided by Operating Activities	43.2	37.5

Cash Flows from Investing Activities:
Acquisition of additional interest in Centennial Pipeline LLC	—	(20.0)
Acquisition of crude oil assets	(1.0)	—
Investments in Centennial Pipeline LLC	(1.0)	(1.0)
Capital expenditures (1)	(26.9)	(17.3)

Net Cash Used in Investing Activities	(28.9)	(38.3)

Cash Flows from Financing Activities:
Issuance of Senior Notes	—	198.6
Proceeds from revolving credit facility	60.0	40.0
Debt issuance costs	—	(1.4)
Payments on revolving credit facility	(43.5)	(207.0)
Distributions paid	(57.1)	(46.5)

Net Cash Used in Financing Activities	(40.6)	(16.3)

Net Decrease in Cash and Cash Equivalents	(26.3)	(17.1)
Cash and Cash Equivalents - beginning of period	29.5	31.0

Cash and Cash Equivalents - end of period	$3.2	$13.9

Supplemental Information:
Non-cash investing activities:
Net assets transferred to Mont Belvieu Storage Partners, L.P.	$—	$61.0
Interest paid (net of capitalized interest)	$37.9	$32.5

(1)	Includes capital expenditures for maintaining existing operations of $10.9 million in 2004 and $4.9 million in 2003.

TEPPCO Partners, L. P.
Condensed Balance Sheets (Unaudited)
(In Millions)

	March 31,	December 31,
	2004	2003
Assets
Current assets
Cash and cash equivalents	$3.2	$29.5
Other	491.1	423.3

Total current assets	494.3	452.8
Property, plant and equipment - net	1,619.4	1,619.2
Intangible assets (1)	431.3	438.6
Equity investments	367.2	365.3
Other assets	76.8	65.1

Total assets	$2,989.0	$2,941.0

Liabilities and Partners’ Capital
Total current liabilities	$515.2	$475.6

Senior Notes (2)	1,135.4	1,129.7
Other long-term debt	226.5	210.0
Other non-current liabilities	16.9	16.4
Partners’ capital
Accumulated other comprehensive income	(0.2)	(2.9)
General partner’s interest (3)	(11.7)	(7.2)
Limited partners’ interests	1,106.9	1,119.4

Total partners’ capital	1,095.0	1,109.3

Total liabilities and partners’ capital	$2,989.0	$2,941.0

(1)	Includes the value of long-term service agreements between TEPPCO and its customers.

(2)	Includes $48.5 million and $42.9 million at March 31, 2004, and Dec. 31, 2003, respectively, related to fair value hedges.

(3)	Amount does not represent a commitment by the General Partner to make a contribution to TEPPCO.

TEPPCO Partners, L. P.
OPERATING DATA
(Unaudited - In Millions, Except as Noted)

	Three Months Ended
	March 31,
	2004	2003
Downstream Segment:
Barrels Delivered
Refined Products	32.5	30.2
LPGs	13.2	13.7

Total	45.7	43.9

Average Tariff Per Barrel
Refined Products	$0.95	$0.89
LPGs	2.18	2.25
Average System Tariff Per Barrel	$1.31	$1.31
Upstream Segment (1):
Margins:
Crude oil transportation	$13.1	$10.8
Crude oil marketing	5.7	4.8
Crude oil terminaling	2.7	2.1
LSI	1.5	1.4

Total Margin	$23.0	$19.1

Reconciliation of Margin to Operating Revenue and Operating Expenses:
Sales of petroleum products	$1,180.7	$976.0
Transportation - Crude oil	9.7	6.9
Purchases of petroleum products	(1,167.4)	(963.8)

Total Margin	$23.0	$19.1

Total barrels
Crude oil transportation	26.2	22.6
Crude oil marketing	45.7	37.7
Crude oil terminaling	33.1	27.4
Lubrication oil volume (total gallons):	3.5	2.8
Margin per barrel:
Crude oil transportation	$0.501	$0.478
Crude oil marketing	0.125	0.126
Crude oil terminaling	0.082	0.077
Lubrication oil margin (per gallon):	$0.430	$0.476
Midstream Segment (1):
Gathering - Natural Gas - Jonah
Bcf	83.9	74.3
Btu (in trillions)	92.9	81.9
Average fee per MMBtu	$0.198	$0.191
Gathering - Natural Gas - Val Verde
Bcf	35.5	41.7
Btu (in trillions)	29.8	35.3
Average fee per MMBtu	$0.541	$0.529
Transportation - NGLs
Total barrels	14.7	14.3
Margin per barrel	$0.682	$0.694
Fractionation - NGLs
Total barrels	1.1	1.1
Margin per barrel	$1.689	$1.734
Sales - Condensate
Total barrels (thousands)	41.8	30.8
Margin per barrel	$33.51	$32.84

(1)	Certain 2003 amounts have been reclassified to conform to current 2004 presentation.

TEPPCO Partners, L.P.
Earnings Estimate 2004

Net Income	$135 million - $165 million
Basic Net Income Per Limited Partner Unit	$1.55 - $1.85
Interest Expense, net	$75 million
Depreciation and Amortization Expense (D&A)	$110 million
TEPPCO’s Pro-rata Percentage of Joint Venture Interest Expense and D&A	$20 million
EBITDA	$340 million - $370 million